Investor Relations Contact: Heather Pribyl 952.540.2095

Buffalo Wild Wings, Inc. Announces
Fourth Quarter Earnings per Share of $1.32

- 2016 Earnings Per Diluted Share Outlook of $5.95 to $6.20 -

Minneapolis, Minnesota, February 3, 2016 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the fourth quarter and fiscal year ended December 27, 2015. Highlights for the fourth quarter, versus the same period a year ago, were:

◦	Total revenue increased 19.9% to $490.2 million

◦	Company-owned restaurant sales increased 21.3% to $466.4 million

◦	Same-store sales grew 1.9% at company-owned restaurants and 0.1% at franchised restaurants

◦	Net earnings increased 24.4% to $25.3 million from $20.3 million, and earnings per diluted share increased 23.4% to $1.32 from $1.07
Sally Smith, President and Chief Executive Officer, commented, “Our 2015 same-store sales increased 4.2% at company-owned restaurants and 2.5% at franchised locations. Same-store sales growth in the fourth quarter of 1.9% at company-owned restaurants and 0.1% at franchised locations did not meet our expectations, although they continued to outpace the casual dining industry. We estimate the holiday shifts for Halloween and Christmas negatively impacted fourth quarter same-store sales by 30 basis points. Our restaurant sales increase of 21.3% in the fourth quarter was driven by 105 additional company-owned restaurants this year.”

Ms. Smith continued, "Net earnings increased 24.4% during the fourth quarter primarily from increased revenue and leveraging food and labor costs as a percentage of restaurant sales. Depreciation and amortization as a percentage of total revenue increased compared to the prior year as a result of our new restaurant development and franchise acquisitions. We also recorded $3.3 million in pre-tax loss on asset disposals and impairments during the quarter. These non-cash charges tempered our net earnings growth for the year."

Total revenue increased 19.9% to $490.2 million in the fourth quarter, compared to $408.9 million in the fourth quarter of 2014. Company-owned restaurant sales for the quarter increased 21.3% over the same period in 2014, to $466.4 million, driven by a same-store sales increase at company-owned Buffalo Wild Wings restaurants of 1.9% and 103 additional company-owned Buffalo Wild Wings restaurants at the end of the fourth quarter of 2015 relative to the same period in 2014.

Franchise royalties and fees decreased (2.9)% to $23.8 million for the quarter, versus $24.5 million in the fourth quarter of 2014, driven by a decrease of 11 franchised locations at the end of the fourth quarter of 2015 relative to the same period in 2014.

Average weekly sales for company-owned Buffalo Wild Wings restaurants were $61,971 for the fourth quarter of 2015 compared to $62,119 for the same quarter last year, a 0.2% decrease. Franchised Buffalo Wild Wings locations in the United States averaged $64,032 for the period versus $63,949 in the fourth quarter a year ago, a 0.1% increase.

We recorded a $3.3 million loss on asset disposal and impairments in the quarter which included the impairment for one company-owned Buffalo Wild Wings and two company-owned PizzaRev restaurants, and writedowns for experimental technology.

Under the $200 million share repurchase authorization, announced in November 2015, 155,623 shares were repurchased during the fourth quarter of 2015 for a total of $25 million.

For the fourth quarter, net earnings increased 24.4% to $25.3 million, versus $20.3 million in the fourth quarter of 2014. Earnings per diluted share were $1.32, compared to fourth quarter 2014 earnings per diluted share of $1.07.

For the fiscal year 2015, net earnings increased 1.0% to $95.1 million, versus $94.1 million in the fiscal year of 2014. Earnings per diluted share were $4.97, compared to fiscal year 2014 earnings per diluted share of $4.95.

2016 Outlook

Ms. Smith remarked, “Same-store sales increased 0.3% at company-owned restaurants and decreased 1.5% at franchised locations for the first four weeks of the first quarter of 2016, compared to increases of 12.7% and 12.4%, respectively, for the same period last year. We're currently running a new national TV commercial and are looking forward to a fully-integrated campaign for college basketball. Our restaurants continue their commitment to operational excellence and are focused on the beer experience, lunch, and takeout as sales-driving initiatives for 2016.”

Ms. Smith concluded, "The Buffalo Wild Wings brand is strong and vibrant and we continue to invest to drive sales and deliver earnings growth for our shareholders. With our ongoing unit growth and operational diligence, our earnings per share goal for 2016 is $5.95 to $6.20, representing 20% to 25% growth over fiscal 2015.”

For 2016, the company expects the following new unit development:

•	45 to 50 company-owned Buffalo Wild Wings restaurants

•	30 to 35 franchised Buffalo Wild Wings locations in the United States

•	12 to 15 franchised Buffalo Wild Wing locations internationally

•	6 company-owned and 4 franchised R Taco restaurants

•	Continued unit expansion by PizzaRev

For 2016, the company expects the following:

•	Single-digit same-store sales growth, including modestly positive traffic

•	Deflationary food costs, excluding traditional chicken wings

•	Depreciation and amortization expense of $155 to $160 million

•	Share repurchases of approximately $100 million

•	Earnings per diluted share of $5.95 to $6.20

•	Capital expenditures of approximately $200 million, excluding franchise acquisitions and emerging brand investments

We will discontinue disclosing quarter-to-date same-store sales trends after this quarter as a four-week trend is not predictive of quarterly same-store sales.

Buffalo Wild Wings will be hosting a conference call today, February 3, 2016 at 4:00 p.m. Central Standard Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until February 10, 2016. To access this replay, please dial 1.858.384.5517 password 2094542.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently 1,170 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations or beliefs and can be identified by the use of terminology such as ”continue,” “could,” “estimate,” “expect,” “goal,” “may,” “ongoing,” “plan,” “predict,” “project,” “should,” “will,” and similar words or expressions. Forward-looking statements in this press release include those relating to our future financial and restaurant performance measures, including but not limited to those relating to sales trends and projected unit and earnings growth, our growth strategy, planned sales efforts, unit development and expansion, share repurchase activity and cash requirements. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, our capital allocation plans, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the fiscal year ended
December 28, 2014, as updated by subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statement.
# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Twelve months ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Revenue:
Restaurant sales	466,405	384,380	1,715,000	1,422,990
Franchise royalties and fees	23,818	24,536	97,722	93,233
Total revenue	490,223	408,916	1,812,722	1,516,223
Costs and expenses:
Restaurant operating costs:
Cost of sales	137,414	117,680	507,812	413,890
Labor	144,262	119,569	542,847	444,232
Operating	72,039	58,164	250,755	209,583
Occupancy	26,015	20,883	94,569	78,931
Depreciation and amortization	36,616	27,100	127,503	98,454
General and administrative	31,196	31,875	129,133	118,038
Preopening	4,903	5,175	14,154	13,544
Loss on asset disposals and impairment	3,282	458	7,462	3,827
Total costs and expenses	455,727	380,904	1,674,235	1,380,499
Income from operations	34,496	28,012	138,487	135,724
Interest and other income (expense)	(912)	(189)	(2,346)	(317)
Earnings before income taxes	33,584	27,823	136,141	135,407
Income tax expense	8,292	7,540	41,265	41,352
Net earnings including noncontrolling interests	25,292	20,283	94,876	94,055
Net income (loss) attributable to noncontrolling interests	21	(39)	(193)	(39)
Net earnings attributable to Buffalo Wild Wings	25,271	20,322	95,069	94,094
Earnings per common share – basic	$1.33	1.07	5.00	4.98
Earnings per common share – diluted	$1.32	1.07	4.97	4.95
Weighted average shares outstanding – basic	19,036	18,931	19,013	18,908
Weighted average shares outstanding – diluted	19,173	19,051	19,131	19,002

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Twelve months ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Revenue:
Restaurant sales	95.1%	94.0%	94.6%	93.9%
Franchise royalties and fees	4.9	6.0	5.4	6.1
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	29.5	30.6	29.6	29.1
Labor	30.9	31.1	31.7	31.2
Operating	15.4	15.1	14.6	14.7
Occupancy	5.6	5.4	5.5	5.5
Depreciation and amortization	7.5	6.6	7.0	6.5
General and administrative	6.4	7.8	7.1	7.8
Preopening	1.0	1.3	0.8	0.9
Loss on asset disposals and impairment	0.7	0.1	0.4	0.3
Total costs and expenses	93.0	93.1	92.4	91.0
Income from operations	7.0	6.9	7.6	9.0
Interest and other income (expense)	(0.2)	(0.0)	(0.1)	(0.0)
Earnings before income taxes	6.9	6.8	7.5	8.9
Income tax expense	1.7	1.8	2.3	2.7
Net earnings including noncontrolling interests	5.2	5.0	5.2	6.2
Net income (loss) attributable to noncontrolling interests	0.0	(0.0)	(0.0)	(0.0)
Net earnings attributable to Buffalo Wild Wings	5.2%	5.0%	5.2%	6.2%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollar amounts in thousands) (unaudited)

	December 27, 2015	December 28, 2014
Assets
Current assets:
Cash and cash equivalents	$11,220	93,329
Marketable securities	9,043	19,547
Accounts receivable, net of allowance of $25 and $25	34,087	28,322
Inventory	15,351	11,893
Prepaid expenses	6,386	4,215
Refundable income taxes	21,591	9,779
Deferred income taxes	—	15,807
Restricted assets	100,073	81,037
Total current assets	197,751	263,929

Property and equipment, net	604,712	494,401
Reacquired franchise rights, net	129,282	37,631
Other assets	26,536	19,399
Goodwill	114,101	38,106
Total assets	$1,072,382	853,466
Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,144	2,099
Accounts payable	44,760	37,241
Accrued compensation and benefits	55,578	59,161
Accrued expenses	21,678	16,573
Current portion of long-term debt and capital lease obligations	2,147	—
Current portion of deferred lease credits	59	743
Due to related party	36,179	—
System-wide payables	101,078	79,668
Total current liabilities	263,623	195,485
Long-term liabilities:
Other liabilities	16,473	6,388
Deferred income taxes	23,351	39,815
Long-term debt and capital lease obligations, net of current portion	70,954	—
Deferred lease credits, net of current	41,869	37,479
Total liabilities	416,270	279,167
Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized, none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,917,776 and 18,937,131, respectively	160,353	148,114
Retained earnings	499,085	427,695
Accumulated other comprehensive loss	(3,719)	(2,096)
Total stockholders’ equity	655,719	573,713
Noncontrolling interest	393	586
Total equity	656,112	574,299
Total liabilities and equity	$1,072,382	853,466

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Twelve months ended
	December 27, 2015	December 28, 2014
Cash flows from operating activities:
Net earnings including noncontrolling interests	$94,876	94,055
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation	120,060	93,773
Amortization	7,443	4,681
Loss on asset disposals and impairment	7,462	3,827
Deferred lease credits	4,052	4,331
Deferred income taxes	155	(3,946)
Stock-based compensation	13,647	14,253
Excess tax benefit from stock issuance	(5,455)	(2,500)
Loss on investments in affiliates	687	—
Change in operating assets and liabilities, net of effect of acquisitions:
Trading securities	(495)	(972)
Accounts receivable	(4,313)	(3,443)
Inventory	(2,407)	(2,178)
Prepaid expenses	(691)	383
Other assets	(6,381)	(139)
Unearned franchise fees	100	191
Accounts payable	4,445	5,343
Income taxes	(6,356)	(2,948)
Accrued expenses	10,867	13,155
Net cash provided by operating activities	237,696	217,866
Cash flows from investing activities:
Acquisition of property and equipment	(172,548)	(137,466)
Acquisition of businesses/investments in affiliates	(203,642)	(30,572)
Purchase of marketable securities	(12,301)	(22,991)
Proceeds from marketable securities	23,300	12,000
Net cash used in investing activities	(365,191)	(179,029)
Cash flows from financing activities:
Proceeds from line of credit	352,678	—
Repayments of line of credit	(318,148)	—
Proceeds from related party borrowing	36,179	—
Repurchases of common stock	(25,000)	—
Other financing activities	(3,173)	—
Issuance of common stock	5,355	3,032
Excess tax benefit from stock issuance	5,455	2,500
Tax payments for restricted stock units	(7,847)	(7,474)
Net cash provided by (used in) financing activities	45,499	(1,942)
Effect of exchange rate changes on cash and cash equivalents	(113)	(1,068)
Net increase (decrease) in cash and cash equivalents	(82,109)	35,827
Cash and cash equivalents at beginning of year	93,329	57,502
Cash and cash equivalents at end of year	$11,220	93,329

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information
Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, R Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2015	501	517	573	596
2014	443	449	463	491
2013	397	407	415	434
2012	327	330	343	381
2011	263	277	288	319

Franchised Restaurants (includes Buffalo Wild Wings and R Taco locations):

	Q1	Q2	Q3	Q4
2015	593	593	569	579
2014	569	579	588	591
2013	514	525	534	559
2012	505	505	511	510
2011	488	492	498	498

Restaurant Count Rollforward:

	Twelve months ended
	December 27, 2015			December 28, 2014
	Corporate	Franchise	Total	Corporate	Franchise	Total
Buffalo Wild Wings
Beginning of period	487	584	1,071	434	559	993
Opened	51	50	101	46	47	93
Acquired	54	(54)	—	13	(13)	—
Closed/Relocated	(2)	(7)	(9)	(6)	(9)	(15)
End of period	590	573	1,163	487	584	1,071
R Taco
Beginning of period	2	7	9	—	—	—
Opened	1	—	1	—	—	—
Acquired	1	(1)	—	2	7	9
Closed/Relocated	—	—	—	—	—	—
End of period	4	6	10	2	7	9
PizzaRev
Beginning of period	2	n/a	2	—	n/a	—
Opened	—	n/a	—	2	n/a	2
Acquired	—	n/a	—	—	n/a	—
Closed/Relocated	—	n/a	—	—	n/a	—
End of period	2	n/a	2	2	n/a	2
Consolidated
End of the period	596	579	1,175	491	591	1,082

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Same-Store Sales at Buffalo Wild Wings locations in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	7.0%	4.2%	3.9%	1.9%	4.2%
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%
2011	3.9%	5.9%	5.7%	8.9%	6.1%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	6.0%	2.5%	1.2%	0.1%	2.5%
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%
2011	1.6%	2.7%	4.2%	5.9%	3.6%

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	$64,851	61,960	61,831	61,971	62,529
2014	60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783
2011	48,845	47,970	49,461	51,983	49,627

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	$67,075	63,904	62,819	64,032	64,474
2014	63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570
2011	52,744	50,995	51,350	53,385	52,081